EXHIBIT 10.1

                              EXCHANGE AGREEMENT



         THIS EXCHANGE AGREEMENT (this "Agreement") is dated as of April 8, 1999 by and among Alliance Capital Management L.P., a Delaware limited partnership ("Alliance Holding"), Alliance Capital Management L.P. II, a Delaware limited partnership ("Alliance Capital"), and The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation ("Equitable Life").

         WHEREAS, Alliance Holding proposes to reorganize its business, such reorganization (the "Reorganization") to involve, among other things: (i) the transfer or assignment (the "Transfer") by Alliance Holding of all or substantially all of its assets to Alliance Capital in exchange for the issuance by Alliance Capital to Alliance Holding of 100% of the units of limited partnership interest in Alliance Capital ("Alliance Capital Units") and a general partnership interest in Alliance Capital and the assumption by Alliance Capital of all or substantially all of the liabilities of Alliance Holding and (ii) the offer by Alliance Holding to exchange on a one-for-one basis outstanding Alliance Holding units for Alliance Capital Units (the "Exchange Offer"), subject to terms and conditions to be agreed upon among the parties, pursuant to an exchange offer registered with the Securities and Exchange Commission; and

         WHEREAS, Equitable Life and its affiliates own approximately 57% of the outstanding Alliance Holding units.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

            1. Agreement to Exchange. Immediately after the consummation of the Exchange Offer, Equitable Life agrees to exchange, and to cause its affiliates who hold Alliance Holding units to exchange, substantially all of such Alliance Holding units for Alliance Capital Units held by Alliance Holding, subject to the same terms and conditions as the Exchange Offer (the "Private Exchange").

            2. Conditions to Obligations. The obligations of Equitable Life to consummate the Private Exchange shall be subject to the fulfillment of the following conditions: (a) the conditions to the closing of the transactions contemplated by the draft Agreement and Plan of Reorganization (in substantially the form distributed to the directors of Alliance Holding in connection with their


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April 8, 1999 special meeting (the "Special Meeting")) shall have been satisfied; and (b) the Transfer and the Exchange Offer shall have been consummated on substantially the terms described in the draft Proxy Statement/S-4 Registration Statement distributed to the directors of Alliance Holding in connection with the Special Meeting, with any additions, deletions or amendments thereto as may be approved by Equitable Life.

            3. Termination. This Agreement may be terminated at any time (a) by the written agreement of the parties hereto; (b) by any of Alliance Holding, Alliance Capital or Equitable Life if any condition specified in
Section 2 shall not have been satisfied or waived prior to December 31, 1999; or (c) by Equitable Life if the Reorganization is abandoned.

            4.  Miscellaneous.

            a. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any conflicts or choice of law provisions that would make applicable the substantive laws of any other jurisdiction.

            b. This Agreement may be amended only with the prior written consent of each party hereto.

            c. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            d. This Agreement shall be superceded (without further action by the parties hereto) by the Agreement and Plan of Reorganization upon execution thereof by Equitable Life, Alliance Holding, Alliance Capital and Alliance Capital Management Corporation.


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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                    ALLIANCE CAPITAL MANAGEMENT L.P.

                                    By: Alliance Capital Management Corporation
                                        its general partner

                                    By: /s/ Robert H. Joseph, Jr.
                                        ---------------------------------------
                                        Name:  Robert H. Joseph, Jr.
                                        Title: Senior Vice President and
                                               Chief Financial Officer


                                    ALLIANCE CAPITAL MANAGEMENT L.P. II

                                    By: Alliance Capital Management Corporation
                                        its general partner

                                    By: /s/ Robert H. Joseph, Jr.
                                        ---------------------------------------
                                        Name:  Robert H. Joseph, Jr.
                                        Title: Senior Vice President and
                                               Chief Financial Officer



                                    THE EQUITABLE LIFE ASSURANCE
                                    SOCIETY OF THE UNITED STATES

                                    By: /s/ Stanley B. Tulin
                                        ---------------------------------------
                                        Name:  Stanley B. Tulin
                                        Title: Vice Chairman and
                                               Chief Financial Officer


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